UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2025
__________________
Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

__________________

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California		94109
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (415) 421-7900
N/A
(Former name or former address, if changed since last report)

__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $.01 per share	WSM	New York Stock Exchange, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 11, 2025, Williams-Sonoma, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on by the Company’s stockholders:

Proposal 1:  Election of Board of Directors:

Name of Director	For	Against	Abstain	Broker Non-Vote
Laura Alber	104,856,389	326,657	60,258	6,258,415
Esi Eggleston Bracey	104,728,363	431,446	83,495	6,258,415
Andrew Campion	104,625,740	531,453	86,111	6,258,415
Scott Dahnke	101,724,421	3,417,733	101,150	6,258,415
Anne Finucane	103,279,131	1,878,764	85,409	6,258,415
Arianna Huffington	104,742,008	442,369	58,927	6,258,415
William Ready	86,011,614	19,141,141	90,549	6,258,415
Frits van Paasschen	103,349,815	1,808,298	85,191	6,258,415
All director nominees were duly elected.

Proposal 2:  Advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Vote
89,960,704	14,637,125	645,475	6,258,415
Proposal 2 was approved, on a non-binding advisory basis.
Proposal 3:  Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2026:

For	Against	Abstain
105,490,143	5,947,010	64,566
Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: June 13, 2025	By:	/s/ Jeffrey E. Howie
Jeffrey E. Howie
Chief Financial Officer

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